Exhibit 23.01


                  LETTERHEAD OF VITALE, CATURANO & COMPANY P.C.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. ________) of our report dated March 10, 2004 relating to the balance sheet of the Company as of December 31, 2003 and 2002 which report appears in the registration statement filed on From 10-KSB (File No. 000-50299).


/s/ VITALE, CATURANO & COMPANY P.C.

Boston, Massachusetts
May 6, 2004